Exhibit 10.19
Aruba/ Alcatel
AMENDMENT #1 TO OEM SUPPLY AGREEMENT
This Amendment is made and entered into as of August 31, 2006 by and between Alcatel Internetworking, Inc. (“Alcatel”) and Aruba Wireless Networks, Inc. (“Supplier”), and amends the OEM Supply Agreement dated March 18, 2005 (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.
RECITALS
     A.      Alcatel and Supplier desire to amend the Agreement to update and revise the product price list contained on Schedule 3.1 to the Agreement and establish a mutually agreed upon royalty structure for certain products Alcatel will be procuring directly from Accton Technology Corporation.
     B.      In accordance with Section 18.9 (a) of the Agreement, any term of the Agreement may be amended or waived only with the written consent of both parties.
     The parties agree as follows:
1. Schedule 3.1 (Products Prices and Discounts) to the Agreement is hereby replaced with the revised Schedule 3.1 attached to this Amendment.
2. Royalty for Purchases from Accton Technology Corporation (“Accton”)
     a)      For each unit of the AP80M, AP80MB, and AP80SB products (the “Accton Products”) that Alcatel purchases directly from Accton, Alcatel hereby agrees to pay a royalty to Supplier equal to [***] per unit sold by Alcatel.
     b)      Alcatel agrees to provide reports to Supplier on a monthly basis by the seventh business day after month end of all sales of the Accton Products above. Reports shall be emailed to dboles@arubanetworks.com with a copy sent to the attention to Deon Boles, Controller, Aruba Wireless Networks, Inc., 1322 Crossman Avenue, Sunnyvale, CA 94089.
     c)       Supplier shall have the right to examine and audit Alcatel’s sale records of the Accton Products once annually at times to be mutually agreed. Prompt adjustments shall be made to compensate for any errors or omissions disclosed by such review or examination.
3. Notwithstanding Section 18.9 (b) of the Agreement, in the event of any conflict between any provision of this Amendment and any provision of the Agreement, the provision of this Amendment shall prevail.

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, Aruba and Alcatel have each caused this Amendment to be executed by its duly authorized representative, as of the day and year first above written.

ALCATEL INTERNETWORKING, INC.		ARUBA WIRELESS NETWORKS, INC.

By:	/s/ Tom Burns	By:	/s/ Alexa King

Print Name:	Tom Burns	Print Name:	Alexa King

Title:	President	Title:	Senior Director, Legal Affairs

Date:	11-9-06	Date:	Nov. 13, 2006

Updated Schedule 3.1
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***	Five (5) consecutive pages from this Updated Schedule 3.1 have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.